ARBITRON LETTERHEAD
Exhibit 5.1
November 21, 2008
Board of Directors
Arbitron Inc.
142 West 57th Street
New York, New York 10019
     Re: Arbitron Inc. 2008 Equity Compensation Plan
Ladies and Gentlemen:
     I have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 2,500,000 shares of Common Stock, par value $0.50 per share (the “Shares”), of Arbitron Inc., a Delaware corporation (the “Company”), issuable under the Company’s 2008 Equity Compensation Plan (the “2008 Plan”).
     I have examined the corporate records of the Company (including the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, originals, or copies certified to my satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, and the Registration Statement) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original document of all documents submitted to me as copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.
     I express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
     Based on the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the 2008 Plan, the Shares will be validly issued, fully paid and nonassessable.
     I hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Timothy T. Smith
Timothy T. Smith
Executive Vice President and Chief Legal Officer, Legal and Business Affairs, and Secretary